EXHIBIT 10.2

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

 THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale”) is made and executed as of this 23rd day of February, 2017, by and between Stony Hill Corp., a Nevada corporation (“Buyer”), and mCig, Inc., a Nevada corporation (“Seller”).

WITNESSETH:

WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, pursuant to which Seller agrees to transfer and assign to Buyer, and the Buyer agrees to receive and accept ownership from Seller, the Assets (as defined in the Purchase Agreement) on the conditions and subject to the terms set forth in the Purchase Agreement, for consideration in the amount and on the terms and conditions provided therein;

WHEREAS, all the terms and conditions precedent provided in the Purchase Agreement have been met and performed or waived by the parties thereto, and the parties desire to consummate the transactions contemplated by the Purchase Agreement; and

WHEREAS, Seller now desires to transfer the Assets to Buyer;

NOWTHEREFORE, in consideration of the premises and of the mutual promises, covenants and agreements contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Purchased Assets. Seller hereby grants, sells, assigns, transfers, conveys and delivers to Buyer and Buyer purchases and accepts from Seller all of Seller’s right, title and interest in and to the Assets.

3. No Assumption of Liabilities. Buyer does not and will not by acceptance hereof assume any liabilities or obligations whatsoever of Seller except the Assumed Liabilities as expressly provided for in the Purchase Agreement. Buyer hereby assumes and agrees to pay or perform in accordance with their terms, each of the Assumed Liabilities.

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4. Agency. Seller agrees to execute, as soon as is reasonably practical, such further grants, instruments, and assignments as Buyer may request from time to time (a) to collect, assert or enforce any claim, right, interest or title of any kind in and to the Assets, and to institute and prosecute all actions, suits and proceedings which Buyer may deem proper in order to collect, assert or enforce any such claim, right, interest or title, (b) to do all such acts and things and take all such actions in respect thereof as Buyer shall deem advisable or proper in order to provide to Buyer the benefits under any such Assets and (c) to defend, settle or compromise any and all actions, suits or proceedings in respect of any such Assets in accordance with the provisions of the Purchase Agreement.

5. Binding Effect. Subject to the terms and conditions set forth in the Purchase Agreement, this Bill of Sale and the covenants and agreements contained herein shall be binding upon and inure to the benefit of Seller, its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns.

6. Further Assurances. Seller shall from time to time after the date hereof at the request of Buyer and without further consideration execute and deliver to Buyer such additional instruments of conveyance in addition to this Bill of Sale as Buyer shall reasonably request to evidence more fully the transfer by Seller to Buyer of the Assets. Buyer shall, from time to time after the date hereof at the request of Seller and without further consideration, execute and deliver to Seller such additional instruments as Seller shall reasonably request to evidence more fully the assumption by Buyer of the Assumed Liabilities.

7. No Conflict. This Bill of Sale does not amend or otherwise modify or limit any of the provisions of the Purchase Agreement, provided, however, that this sentence does not limit the scope of the Assets conveyed hereunder. The parties hereto recognize that Seller is executing and delivering to Buyer certain other instruments of conveyance with respect to the Assets. Nothing herein shall limit the scope thereof, and nothing therein shall limit the scope hereof.

8. Governing Law. This Bill of Sale shall be governed by and construed and enforced in accordance with the internal laws of Delaware without reference to Delaware’s choice of law rules. This Bill of Sale may be modified or supplemented only by written agreement of the parties hereto.

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INWITNESSWHEREOF, each of the parties hereto have caused this Bill of Sale and Assignment Agreement to be signed by their duly authorized officers on the date first above written.

STONY HILL CORP.

By:	/s/ John Brady
Name:	John Brady
Title:	Secretary

MCIG, INC.

By:	/s/ Paul Rosenberg
Name:	Paul Rosenberg
Title:	President

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